Exhibit 107

Calculation of Filing Fee Tables

Form S-3

Sanara MedTech Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	255,049	$31.18	(2)	$7,952,427.82	(2)	$0.00014760	$1,173.78
Total Offering Amounts							$7,952,427.82			$1,173.78
Total Fee Offsets										$1,173.78
Net Fee Due										$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of Sanara MedTech Inc. (the “Registrant”) as reported on The Nasdaq Capital Market on May 17, 2024, of $31.18 per share.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)	Sanara MedTech Inc.	S-3	333-251652	December 3, 2020	—	$1,173.78	(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$121,434,266.51	—
Fee Offset Sources (2)	Sanara MedTech Inc.	S-3	333-251652	—	December 3, 2020	—		—	—	—	—	$1,173.78

(1)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on December 23, 2020 (File No. 333-251652) (the “Prior Registration Statement”), which was declared effective on January 4, 2021, that registered an aggregate of $150,000,000 of an indeterminate amount of newly issued securities to be offered by the Registrant from time to time, $121,434,266.51 of which remains unsold as of the date of filing of this registration statement (the “Unsold Securities”). The Registrant hereby confirms that the offering of the Unsold Securities has been terminated.

(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid a registration fee of $16,365.00 in connection with the filing of the Prior Registration Statement of which $13,248.48 relates to the Unsold Securities. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $1,173.78 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, with $12,074.70 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.